Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$29	$96
Accounts receivable - trade	527	552
Unbilled revenue	290	382
Miscellaneous accounts and notes receivable	82	31
Materials and supplies, at average cost	423	572
Other current assets	112	185
Total current assets	1,463	1,818
Property and Plant, Net	13,854	13,572
Investments and Other Assets:
Investments in leveraged leases	50	50
Nuclear decommissioning trust fund	259	250
Goodwill	976	976
Intangible assets	264	246
Other assets	627	419
Regulatory assets	821	831
Total investments and other assets	2,997	2,772

TOTAL ASSETS	$18,314	$18,162

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$147	$96
Short-term debt	467	193
Accounts and wages payable	338	706
Taxes accrued	129	131
Other current liabilities	418	361
Total current liabilities	1,499	1,487
Long-term Debt, Net	5,508	5,354
Preferred Stock of Subsidiary Subject to Mandatory Redemption	19	19
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	1,973	1,969
Accumulated deferred investment tax credits	126	129
Regulatory liabilities	1,151	1,132
Asset retirement obligations	524	518
Accrued pension and other postretirement benefits	804	760
Other deferred credits and liabilities	184	218
Total deferred credits and other liabilities	4,762	4,726
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	17	17
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,427	4,399
Retained earnings	1,939	1,999
Accumulated other comprehensive loss	(44)	(24)
Other	(10)	(12)
Total stockholders' equity	6,314	6,364

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,314	$18,162

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005

Operating Revenues:
Electric	$1,211	$1,129
Gas	589	496
Other	-	1
Total operating revenues	1,800	1,626

Operating Expenses:
Fuel and purchased power	525	416
Gas purchased for resale	453	354
Other operations and maintenance	348	345
Depreciation and amortization	165	157
Taxes other than income taxes	113	91
Total operating expenses	1,604	1,363
Operating Income	196	263

Other Income and Expenses:
Miscellaneous income	4	7
Total other income	4	7

Interest Charges	76	74

Income Before Income Taxes and Minority Interest
and Preferred Dividends of Subsidiaries	124	196

Income Taxes	44	71

Income Before Minority Interest and Preferred
Dividends of Subsidiaries	$80	$125

Minority Interest and Preferred Dividends of Subsidiaries	(10)	(4)

Net Income	$70	$121

Earnings per Common Share - Basic and Diluted	$0.34	$0.62

Average Common Shares Outstanding	204.8	195.3

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2006	2005

Cash Flows From Operating Activities:
Net income	$70	$121
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	154	135
Amortization of nuclear fuel	9	8
Amortization of debt issuance costs and premium/discounts	4	3
Deferred income taxes and investment tax credits, net	8	1
Other	7	(5)
Changes in assets and liabilities, excluding the effects of the acquisition:
Receivables, net	104	20
Materials and supplies	151	60
Accounts and wages payable	(324)	(168)
Taxes accrued	(1)	87
Assets, other	18	(1)
Liabilities, other	40	46
Pension and other postretirement benefit obligations, net	47	50
Net cash provided by operating activities	287	357

Cash Flows From Investing Activities:
Capital expenditures	(179)	(210)
CT Acquisitions	(292)	-
Nuclear fuel expenditures	(24)	(3)
Other	1	11
Net cash used in investing activities	(494)	(202)

Cash Flows From Financing Activities:
Dividends on common stock	(130)	(124)
Short-term debt, net	274	4
Redemptions, Repurchases and Maturities:
Long-term debt	(31)	(189)
Issuances:
Common stock	27	30
Long-term debt	-	85
Net cash provided by (used in) financing activities	140	(194)

Net Change In Cash and Cash Equivalents	(67)	(39)
Cash and Cash Equivalents at Beginning of Year	96	69

Cash and Cash Equivalents at End of Period	$29	$30